Exhibit 99.1

                            TRIMBLE TO ACQUIRE @ROAD

    SUNNYVALE, Calif., Dec. 10 /PRNewswire-FirstCall/ -- Trimble (Nasdaq:
TRMB) today announced that it has entered into a definitive agreement to acquire @Road, Inc. (Nasdaq: ARDI) of Fremont, Calif. Under the terms of the transaction, Trimble will acquire all of the outstanding shares of @Road for $7.50 per share. @Road shareholders will receive $5.00 per share in cash and the remaining $2.50 per share in consideration will be a mixture of cash and/or Trimble stock to be determined at Trimble's sole discretion.

    The transaction equity value is approximately $496 million. After subtracting @Road's net cash position of approximately $79 million, the transaction enterprise value is $417 million. The transaction will be accounted for as a purchase.

    Strategic Rationale

     -- Enables Mobile Resource Management (MRM) Leadership: The acquisition expands Trimble's investment and reinforces the existing growth strategy for its Mobile Solutions (TMS) segment. It also positions Trimble as a market leader in providing MRM solutions. In addition to its industry-leading technology, @Road has developed deep domain expertise and a strong field service management capability within its MRM solution set to address challenges faced by a variety of industries, including transportation, distribution, telecommunications, cable, field service, utilities, facilities management and public works. This complements Trimble's existing domain expertise in the construction supply, direct store delivery, public safety and utilities industries.

     -- Increases Access to Fast Growing, Global MRM Segment: According to Frost and Sullivan, the emerging MRM segment is expected to grow to approximately $2.6 billion by 2010, up from approximately $1.2 billion in 2006. With the acquisition of @Road, Trimble is well positioned to capitalize on this growing, global market opportunity.

     -- Reinforces Trimble's Existing Businesses: A number of Trimble's existing businesses have the potential to add software products based on a recurring service model. The combination of @Road and Trimble will enable more aggressive development of these categories of products and can leverage Trimble's existing capabilities and presence in those markets.

     -- Extends Trimble's Technology Platform: @Road has made significant investments in world-class, fault tolerant and scalable software infrastructure that can support a large increase in subscribers with minimal additional investment. This enables Trimble to forego a similar investment and rapidly deploy new applications to serve additional customers.

     -- Accelerates the Pace of Product Innovation for Customers: The combination of @Road's industry-leading MRM solutions with Trimble's capabilities will both speed the rate at which new products will be brought to market and will increase the diversity of those products.

     -- Enhances Customer Access through Strong Channel Relationships: Trimble is well positioned to leverage @Road's extensive network of well-established relationships with telecom carrier partners, large system integrators, and enterprise software technology providers to enhance the combined company's reach, product capabilities and solutions platform. In addition, Trimble's significant existing international presence will enable an accelerated international expansion for the combined business.

    Significant operating leverage is available to the combined entity. The sources of leverage include the ability to reduce costs by sharing common infrastructure elements and to achieve growth objectives by leveraging existing capabilities at little incremental cost. Examples include the consolidation of data centers, the consolidation of product platforms, leveraging sales force and distribution channels, the utilization of Trimble's international infrastructure and the reduction of public company compliance costs.

    "@Road is widely recognized for its strong technology base and its success with enterprise customers. The addition of @Road to Trimble's existing TMS product offerings will enable us to provide a broader and more robust platform," said Steven W. Berglund, president and CEO of Trimble. "The anticipated growth rates for MRM make this combination an attractive addition to the Trimble portfolio. It reinforces our other successful investments within TMS and represents a major step in building leadership in MRM. We look forward to the addition of the @Road team as we continue to grow and build shareholder value."

    "We are pleased to join Trimble and it is an excellent fit for @Road," said Krish Panu, president and CEO of @Road. "Our goal has always been to provide the best MRM solution, from product design to our ongoing customer support. Trimble shares this vision of excellence. We believe the acquisition will enable even better customer service, while enabling our employees worldwide to continue to provide leadership in our markets."

    Financial Structure and Transaction Timing

    Of the $7.50 per share of consideration, @Road shareholders will receive $5.00 per share in cash. For the remaining $2.50 per share portion of the consideration, Trimble will make a determination about the mixture of cash and stock consideration before the @Road shareholder vote date. The closing of the transaction, which is expected during the first quarter of 2007 after the @Road shareholder vote, will be subject to regulatory approval and other usual conditions. The transaction is not subject to a Trimble shareholder vote.

    Trimble expects to finance the cash portion of the transaction from cash on its balance sheet, available borrowings under its existing bank credit facility and a new term loan.

    Krish Panu, each of the other executive officers and directors of @Road and @Road's largest stockholder, representing an aggregate of approximately 23 percent of the outstanding shares of @Road's common stock, have agreed to vote in favor of the transaction.

    @Road will be reported within Trimble's Mobile Solutions (TMS) business segment.

    Goldman, Sachs & Co. acted as the financial advisor to Trimble and J.P. Morgan Securities Inc. acted as financial advisor to @Road.

    Preliminary 2007 Pro Forma Outlook

    Assuming a February close of the transaction, Trimble currently expects total 2007 Company revenue between $1,140 and $1,170 million. Of this amount, approximately $80 million to $85 million in revenue is expected to come from the acquisition of @Road. The expected revenue contribution from @Road in 2007 is expected to be significantly impacted by the write-off of all deferred revenue of approximately $28 million at closing and the partial year impact of a February close.

    Trimble expects full-year 2007 non-GAAP earnings per share of between $2.10 and $2.15 in 2007. Trimble's baseline outlook for the Company, excluding the acquisition, would have been $2.30 and $2.35 non-GAAP earnings per share. The transaction is expected to be single-digit dilutive in 2007 due to interest payments on debt, an assumed higher share count and the deferred revenue write down of $0.07 per share, partially offset by synergy savings and improved business profitability. Beyond 2007, the transaction is expected to be accretive to non-GAAP earnings per share in 2008 and is expected to be meaningfully accretive to non-GAAP earnings per share in 2009 and beyond.

    Trimble will update its fiscal 2007 guidance on the Company's regularly scheduled quarterly conference call on January 25, 2007.

    Non-GAAP vs. GAAP Financials

    The Company excludes the amortization of purchased intangibles, in-process research and development, acquisition related step-up charges, restructuring charges, and the impact of stock-based compensation in computing non-GAAP measures because the chief executive officer excludes these items when budgeting and evaluating the business. These non-GAAP financial measures are not intended to supersede or replace the Company's GAAP results.

    Investor Conference Call / Webcast Details

    Trimble will hold a conference call on December 11, 2006 at 8:30 a.m. EST to discuss the @Road acquisition. It will be broadcast live on the Web at www.trimble.com. Dial-in will be available by calling (800) 528-9198 (U.S.) or
(706) 634-6089 (international) and the passcode is 3747759. A replay of the call will be available for 30 days beginning at 12:00 p.m. EST on December 11, 2006. The replay number is (800) 642-1687 (U.S.) or (706) 645-9291 (international), and the pass code is 3747759.

    About Mobile Resource Management - A Growing Industry

    Mobile Resource Management (MRM) business solutions are designed to maximize the productivity of mobile workforces. Next-generation solutions are expected to include more than just fleet and asset management tools. Growth in the industry is expected to be fueled by combining Internet services with on-demand applications that leverage a variety of technologies including Global Positioning System (GPS), dispatch software, wireless communications, fleet management tools and transaction processes to help companies reduce operating costs and more effectively manage a mobile workforce. The ability to track, locate, and manage assets can be critical to a company's overall performance and bottom line. By reducing costs through fewer lost assets, enhanced equipment utilization, reduced out-of-route miles, and 'just-in-time' inventory availability, MRM is expected to transition from a premium service to a standard component of most businesses with fleets and multiple assets.

    About @Road

    @Road, Inc. is a leading global provider of solutions designed to automate the management of mobile resources and to optimize the service delivery process for customers across a variety of industries. @Road delivers Mobile Resource Management solutions in three key areas: Field Force Management, Field Service Management and Field Asset Management. By providing real-time Mobile Resource Management infrastructure integrating wireless communications, location-based technologies, transaction processing and the Internet, @Road solutions are designed to provide a secure, scalable, upgradeable, enterprise- class platform, and are offered in on-demand software delivery, on-premise or hybrid environments that can seamlessly connect mobile workers in the field to real-time corporate data. @Road is headquartered in Fremont, Calif., and has a global presence with offices in North America, Europe and Asia. For more information on @Road solutions, visit www.road.com.

    About Trimble

    Trimble applies technology to make field and mobile workers in businesses and government significantly more productive. Solutions are focused on applications requiring position or location-including surveying, construction, agriculture, fleet and asset management, public safety and mapping. In addition to utilizing positioning technologies, such as GPS, lasers and optics, Trimble solutions typically include significant software content specific to the needs of the user. Wireless technologies are utilized to deliver the solution to the user and to ensure a tight coupling of the field and the back office. Founded in 1978 and headquartered in Sunnyvale, Calif., Trimble has a worldwide presence with more than 2,600 employees in over 18 countries.

    For more information Trimble's Web site at www.trimble.com.

    Certain statements made in this news release are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. This press release contains forward-looking statements that include the growth of the MRM segment, the effect of the @Road acquisition on Trimble's Mobile Solutions business including the financial impact of the acquisition in future periods, the pro forma outlook for Trimble, the realization of synergies, the timing of closing of the proposed acquisition and the expected financing sources. These forward looking statements are subject to risks which could cause actual results to differ materially from expected results. For example, the growth of the MRM segment might be slowed due to the adoption of competing technology or a slow down in technology spending generally. The financial impact of the @Road acquisition on Trimble's Mobile Solutions business may be less positive than expected if Trimble is not able to realize the synergies it anticipates from the transaction. Trimble may be unable to achieve the projected synergies if its acquisition takes longer than expected or if the integration takes longer than expected or if the operation of the combined business results in less administrative overlap than expected. The pro forma outlook for Trimble is dependent upon the above synergies being achieved as well as maintaining @Road's existing customer base. It is also dependent upon general economic conditions, especially in the construction and agriculture sectors. The timing of closing is dependent on the satisfaction of certain conditions including the effectiveness of an S-4 Registration Statement and clearance under applicable antitrust regulatory authorities. There can be no assurance that these conditions will be satisfied or that the transaction will be consummated. Trimble's expected financing sources could change based on conditions in the capital markets and debt markets. Additional risks and uncertainties include the risks inherent in acquiring and integrating a company and its products, unanticipated expenditures and changing relationships with customers. Among other things, economic trends and additional competitive issues may have an adverse effect on the success of the acquisition and its integration. More information about potential factors which could affect Trimble's business and financial results is set forth in reports filed with the SEC, including Trimble's quarterly reports on Form 10-Q and its annual report on Form 10-K. All forward looking statements are based on information available to Trimble as of the date hereof, and Trimble assumes no obligation to update such statements.

    This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

                     ADDITIONAL INFORMATION ABOUT THE MERGER
                              AND WHERE TO FIND IT

    Trimble and @Road intend to file with the SEC a prospectus/proxy statement and other relevant materials in connection with the proposed acquisition of @Road by Trimble pursuant to the terms of an Agreement and Plan of Merger by and among Trimble, Roadrunner Acquisition Corp., a wholly-owned subsidiary of Trimble, and @Road. The prospectus/proxy statement will be mailed to the stockholders of @Road. Investors and security holders of @Road are urged to read the prospectus/proxy statement and the other relevant materials, as well as any amendments or supplements to those documents, when they become available because they will contain important information about Trimble, @Road and the proposed merger. The prospectus/proxy statement and other relevant materials (when they become available), and any other documents filed by Trimble or @Road with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Trimble by contacting Trimble Investor Relations, 935 Stewart Drive, Sunnyvale, California 94085, (408) 481-7838. Investors and security holders may obtain free copies of the documents filed with the SEC by @Road by contacting @Road Investor Relations, 47071 Bayside Parkway, Fremont, California 94538, (510) 870-1317. Investors and security holders of @Road are urged to read the prospectus/proxy statement and the other relevant materials, as well as any amendments or supplements to those documents, when they become available before making any voting or investment decision with respect to the proposed merger.

    Trimble, Steven Berglund, Trimble's President and Chief Executive Officer, and Trimble's other directors and executive officers may be deemed to be participants in the solicitation of proxies of @Road stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Mr. Berglund and Trimble's other directors and executive officers in the solicitation by reading the prospectus/proxy statement when it becomes available.

    @Road, Krish Panu, @Road's Chairman, Chief Executive Officer and President, and @Road's other directors and executive officers may be deemed to be participants in the solicitation of proxies of @Road stockholders in connection with the proposed merger. Such individuals may have interests in the proposed merger, including as a result of holding options or shares of @Road common stock. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Mr. Panu and @Road's other directors and executive officers in the solicitation by reading the prospectus/proxy statement when it becomes available.

    FTRMB

SOURCE  Trimble
    -0-                             12/10/2006
    /CONTACT:  Media:
Lea Ann McNabb, +1-408-481-7808,
leaann_mcnabb@trimble.com, or Investor Relations: Willa McManmon, +1-408-481-7838, willa_mcmanmon@trimble.com, both of Trimble
/
    /Web site:  http://www.trimble.com
                http://www.road.com /